UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             August 23, 2005

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1250 Borregas Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 23, 2005, Catalyst Semiconductor, Inc. (“Catalyst”) entered into Severance Agreements (the “Agreements”) with the following executive officers of Catalyst: Thomas Gay, its Chief Financial Officer; Sorin Georgescu, its Vice President of Technology Development; Irvin Kovalik, its Vice President of Sales; and George Smarandoiu, its Vice President of Product Design.  The Agreements were effective immediately.

Except as otherwise noted below, the Agreements have substantially the same terms.  The following is a summary of the material terms of the Agreements:

•                  In the event of the officer’s involuntary termination (as defined in the Agreements), death or disability prior to or more than 12 months following a change in control of Catalyst, the officer and Catalyst will negotiate in good faith a consulting arrangement for a period of 6 months (9 months in the case of Mr. Gay) pursuant to which the officer will be compensated for such consulting services based upon a full-time monthly rate equal to the officer’s monthly base salary on the date of termination.  If, however, the officer and Catalyst cannot agree upon the terms of the consulting arrangment, the officer will be entitled to a lump-sum severance payment upon the termination equal to 6 months’ base salary (9 months in the case of Mr. Gay).  Catalyst will also pay for continuing health insurance coverage for the officers for a period of 6 months following the date of termination (9 months in the case of Mr. Gay).

•                  In the event of the officer’s involuntary termination (as defined in the Agreements), death or disability within 12 months following a change in control of Catalyst (a “Change in Control Termination”), the officer and Catalyst will negotiate in good faith a consulting arrangement for a period of 9 months (12 months in the case of Mr. Gay) pursuant to which the officer will be compensated for such consulting services based upon a full-time monthly rate equal to the officer’s monthly base salary on the date of termination.  If, however, the officer and Catalyst cannot agree upon the terms of the consulting arrangment, the officer will be entitled to a lump-sum severance payment upon the termination equal to 9 months’ base salary (12 months in the case of Mr. Gay).  Catalyst will also pay for continuing health insurance coverage for the officers for a period of 9 months following the date of termination (12 months in the case of Mr. Gay).  In addition, all unvested options and shares of restricted common stock held by the officer will immediate vest upon such termination.

•                  The Agreements provide that the officers may not solicit Catalyst’s employees or customers for a period of 6 months following any termination of employment (9 months in the case of Mr. Gay), except that this period will be extended to 9 months following a Change in Control Termination (12 months in the case of

Mr. Gay).  In addition, the officers must provide a general release of claims as a condition of the severance payments described above.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit	Description

10.92	Severance Agreement dated August 23, 2005 between Thomas Gay and Registrant

10.93	Severance Agreement dated August 23, 2005 between Sorin Georgescu and Registrant

10.94	Severance Agreement dated August 23, 2005 between Irvin Kovalik and Registrant

10.95	Severance Agreement dated August 23, 2005 between George Smarandoiu and Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 2005

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.92	Severance Agreement dated August 23, 2005 between Thomas Gay and Registrant

10.93	Severance Agreement dated August 23, 2005 between Sorin Georgescu and Registrant

10.94	Severance Agreement dated August 23, 2005 between Irvin Kovalik and Registrant

10.95	Severance Agreement dated August 23, 2005 between George Smarandoiu and Registrant